Exhibit 11
                                                                   ----------

                         READING & BATES CORPORATION
                               AND SUBSIDIARIES

    COMPUTATION OF NET INCOME PER COMMON SHARE, PRIMARY AND FULLY DILUTED
              (in thousands except share and per share amounts)

                                   THREE MONTHS ENDED       SIX MONTHS ENDED
                                        JUNE 30,                 JUNE 30,
                                ----------------------  ----------------------
                                    1997       1996        1997        1996
                                ----------  ----------  ----------  ----------
PRIMARY NET INCOME PER SHARE:

Weighted average number of
   common shares outstanding    72,059,785  62,281,169  72,034,097  62,123,924
                                ==========  ==========  ==========  ==========
Net income                      $   20,163  $   15,835  $   42,076  $   29,307

 Less dividends paid on $1.625
  Convertible Preferred Stock            -      (1,212)          -      (2,425)
                                ----------  ----------  ----------  ----------
Adjusted net income applicable
 to common shares  outstanding  $   20,163  $   14,623  $   42,076  $   26,882
                                ==========  ==========  ==========  ==========
Primary net income per
 common share                   $      .28  $      .23  $      .58  $      .43
                                ==========  ==========  ==========  ==========

FULLY DILUTED NET INCOME PER SHARE:

Weighted average number of
 common shares outstanding             n/a  62,281,169         n/a  62,123,924

Assume conversion of:
 $1.625 Convertible
 Preferred Stock                       n/a   8,647,485         n/a   8,647,485
                                ----------  ----------  ----------  ----------
Adjusted common shares
 outstanding - fully diluted           n/a  70,928,654         n/a  70,771,409
                                ==========  ==========  ==========  ==========
Adjusted net income applicable
 to common shares  outstanding  $      n/a  $   14,623  $      n/a  $   26,882
Adjustments:
 Dividends paid on $1.625
 Convertible Preferred Stock           n/a       1,212         n/a       2,425
                                ----------  ----------  ----------  ----------
Adjusted net income applicable to
 common shares outstanding -
 assuming full dilution         $      n/a  $   15,835  $      n/a  $   29,307
                                ==========  ==========  ==========  ==========
Fully diluted net income per
 common share (considering
 only dilutive convertible
 securities)                    $      n/a  $      .22  $      n/a  $      .41
                                ==========  ==========  ==========  ==========




                           READING & BATES CORPORATION
                                 AND SUBSIDIARIES

      COMPUTATION OF NET INCOME PER COMMON SHARE, PRIMARY AND FULLY DILUTED
                (in thousands except share and per share amounts)

                                  THREE MONTHS ENDED       SIX MONTHS ENDED
                                        JUNE 30,                 JUNE 30,
                                ----------------------  ----------------------
                                    1997       1996         1997       1996
                                ----------  ----------  ----------  ----------
FULLY DILUTED NET INCOME PER SHARE:*

Weighted average number of
 common shares outstanding      72,059,785  62,281,169  72,034,097  62,123,924

Assume exercise of outstanding
 stock options (based on the
 treasury stock method)            966,048   1,295,865     990,949   1,230,797

Assume conversion of securities:
 $1.625 Convertible Preferred
  Stock                                  -   8,647,485           -   8,647,485
 8% Senior Subordinated
  Convertible Debentures           863,576     823,631     863,576     823,631
                                ----------  ----------  ----------  ----------
Adjusted common shares
 outstanding - fully diluted    73,889,409  73,048,150  73,888,622  72,825,837
                                ==========  ==========  ==========  ==========
Adjusted net income applicable
 to common shares outstanding   $   20,163  $   14,623  $   42,076  $   26,882
Adjustments:
 Interest on 8% Senior
  Subordinated Convertible
  Debentures                           987         901       1,928       1,768
 Dividends paid on $1.625
  Convertible Preferred Stock            -       1,212           -       2,425
                                ----------  ----------  ----------  ----------
Adjusted net income applicable
 to common shares outstanding
 - assuming full dilution       $   21,150  $   16,736  $   44,004  $   31,075
                                ==========  ==========  ==========  ==========
Net income per common share
 - assuming full  dilution      $      .29  $      .23  $      .60  $      .43
                                ==========  ==========  ==========  ==========

 *This calculation considers all convertible securities and is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15.